ServiceSource Reports Fourth Quarter and Full-Year 2018 Financial Results
2018 Revenue of $238.3 million
2018 GAAP Net Loss of $24.9 million; Non-GAAP Net Income of $4.2 million
2018 Adjusted EBITDA of $14.2 million

DENVER, February 20, 2019 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months and year ended December 31, 2018.
“Following my appointment as CEO on December 4, 2018, the executive team and I quickly set to work ensuring the stability of our financial performance, our client relationships and our employee base,” said Gary B. Moore, Chairman and CEO of ServiceSource. “I am pleased with how our teams around the world stayed focused and executed well on behalf of our clients to close out the year. Equally important, I have been encouraged to see the level of discipline, rigor and energy everyone is bringing to move the Company forward in its transformation as we address a large and compelling market opportunity. We believe the actions and initiatives we are undertaking throughout the business as part of our long-term strategic roadmap will set the stage for stronger and more valuable client relationships, a motivated and incented workforce and an enhanced financial profile, creating a foundation to build durable shareholder value over time.”
Key Financial Results – Fourth Quarter 2018

•	GAAP revenue was $61.5 million, compared with $66.0 million reported for Q4 2017.

•	GAAP net income was $2.3 million or $0.02 per diluted share, favorable compared with GAAP net income of $0.1 million or $0.00 per diluted share reported for Q4 2017.

•	Non-GAAP net income was $3.2 million or $0.03 per diluted share, compared with non-GAAP net income of $5.1 million or $0.06 per diluted share reported for Q4 2017.

•	Adjusted EBITDA was $6.3 million, compared with $10.3 million reported for Q4 2017.
Key Financial Results – Full-Year Ended December 31, 2018

•	GAAP revenue was $238.3 million, compared with $239.1 million reported for the year ended December 31, 2017.

•	GAAP net loss was $24.9 million or $0.27 per diluted share, compared with GAAP net loss of $29.8 million or $0.33 per diluted share reported for the year ended December 31, 2017.

•	Non-GAAP net income was $4.2 million or $0.05 per diluted share, compared with non-GAAP net income of $7.0 million or $0.08 per diluted share reported for the year ended December 31, 2017.

•	Adjusted EBITDA was $14.2 million, compared with $19.9 million reported for the year ended December 31, 2017.

•	Ended the year with $27.8 million of cash and cash equivalents and restricted cash and no borrowings under the Company’s $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Consolidated Financial Statement tables contained within this press release.

Quarterly Conference Call
ServiceSource will discuss its fourth quarter and full-year 2018 results today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 4178969. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJX), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net revenue	$61,471	$66,024	$238,340	$239,127
Cost of revenue(1)	40,557	41,980	164,693	163,709
Gross profit	20,914	24,044	73,647	75,418
Operating expenses:
Sales and marketing(1)	8,488	8,211	35,600	33,001
Research and development(1)	1,745	1,195	6,436	5,729
General and administrative(1)	8,335	13,058	47,288	53,087
Restructuring and other related costs(1)	—	1,049	209	7,308
Total operating expenses	18,568	23,513	89,533	99,125
Income (loss) from operations	2,346	531	(15,886)	(23,707)
Interest and other income (expense), net	89	(2,331)	(6,591)	(9,886)
Gain on sale of cost basis equity investment	—	—	—	2,100
Impairment loss on investment securities	—	—	(1,958)	—
Income (loss) before income taxes	2,435	(1,800)	(24,435)	(31,493)
Provision for income tax (expense) benefit	(156)	1,874	(450)	1,647
Net income (loss)	$2,279	$74	$(24,885)	$(29,846)
Net income (loss) per share, basic and diluted	$0.02	$0.00	$(0.27)	$(0.33)
Weighted average common shares outstanding, basic and diluted	92,721	90,205	91,636	89,234

(1) Reported amounts includes stock-based compensation expense as follows (in thousands):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Cost of revenue	$304	$367	$1,056	$1,335
Sales and marketing	695	940	3,131	3,774
Research and development	34	42	180	149
General and administrative	(465)	1,938	5,234	8,425
Restructuring and other related costs	—	—	—	352
Total stock-based compensation	$568	$3,287	$9,601	$14,035

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$26,535	$51,389
Short-term investments	—	137,181
Accounts receivable, net	54,284	56,516
Prepaid expenses and other	5,653	6,112
Total current assets	86,472	251,198

Property and equipment, net	36,593	34,119
Contract acquisition costs	2,660	—
Goodwill and intangible assets, net	6,334	6,419
Other assets	4,521	3,636
Total assets	$136,580	$295,372

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,424	$4,574
Accrued compensation and benefits	15,509	19,257
Convertible notes, net	—	144,167
Deferred revenue	—	1,282
Accrued expenses	3,380	6,640
Other current liabilities	6,894	2,740
Total current liabilities	28,207	178,660

Other long-term liabilities	6,540	4,603
Total liabilities	34,747	183,263

Stockholders’ equity:
Common stock	9	8
Treasury stock	(441)	(441)
Additional paid-in capital	369,246	359,347
Accumulated deficit	(267,383)	(246,207)
Accumulated other comprehensive income (loss)	402	(598)
Total stockholders’ equity	101,833	112,109
Total liabilities and stockholders’ equity	$136,580	$295,372

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(24,885)	$(29,846)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,495	22,588
Amortization of debt discount and issuance costs	5,868	9,392
Amortization of contract acquisition costs	1,770	—
Amortization of premium on short-term investments	(1,204)	(12)
Deferred income taxes	33	(1,999)
Stock-based compensation	9,601	13,683
Restructuring and other related costs	458	3,063
Gain on sale of cost basis equity investment	—	(2,100)
Impairment loss on investment securities	1,958	—
Other	74	184
Changes in operating assets and liabilities:
Accounts receivable, net	1,724	9,060
Deferred revenue	—	(2,872)
Prepaid expenses and other assets	(150)	1,670
Contract acquisition costs	(1,085)	—
Accounts payable	(2,406)	2,487
Accrued compensation and benefits	(3,542)	(2,940)
Accrued expenses	(3,730)	(1,734)
Other liabilities	2,738	(827)
Net cash provided by operating activities	3,717	19,797
Cash flows from investing activities:
Acquisition of property and equipment	(15,604)	(17,110)
Proceeds from sale of cost basis equity investment	—	2,100
Purchases of short-term investments	(480)	(56,626)
Sales of short-term investments	133,920	53,315
Maturities of short-term investments	4,240	3,506
Net cash provided by (used in) investing activities	122,076	(14,815)
Cash flows from financing activities:
Repayment on capital lease obligations	(413)	(71)
Repayment of convertible notes	(150,000)	—
Debt issuance costs	(201)	—
Proceeds from revolving line of credit	32,000	—
Repayment of revolving line of credit	(32,000)	—
Proceeds from issuance of common stock	759	1,062
Payments related to minimum tax withholdings on restricted stock unit releases	(784)	(775)
Net cash (used in) provided by financing activities	(150,639)	216
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(8)	(1,501)
Net change in cash and cash equivalents and restricted cash	(24,854)	3,697
Cash and cash equivalents and restricted cash, beginning of period	52,633	48,936
Cash and cash equivalents and restricted cash, end of period	$27,779	$52,633

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), impairment loss on investment securities, gain on sale of cost basis equity investment, litigation reserve and non-cash interest expense and applying an income tax rate of 26.5% and 40.0% as of December 31, 2018 and December 31, 2017, respectively, on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax (benefit) expense, interest and other income (expense), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation, amortization of contract acquisition costs related to the initial adoption of ASC 606, gain on sale of cost basis equity investment, impairment loss on investment securities, restructuring and other related costs and litigation reserve.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2018	2017	2018	2017
Net revenue		$61,471	$66,024	$238,340	$239,127

Gross profit
GAAP gross profit		$20,914	$24,044	$73,647	$75,418
Non-GAAP adjustments:
Stock-based compensation	(A)	304	367	1,056	1,335
Amortization of internally-developed software	(B)	762	2,934	7,686	11,931
Amortization of purchased intangible assets	(C)	—	246	55	988
Non-GAAP gross profit		$21,980	$27,591	$82,444	$89,672

Gross profit %
GAAP gross profit		34.0%	36.4%	30.9%	31.5%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.5%	0.6%	0.4%	0.6%
Amortization of internally-developed software	(B)	1.2%	4.4%	3.2%	5.0%
Amortization of purchased intangible assets	(C)	—%	0.4%	—%	0.4%
Non-GAAP gross profit		35.8%	41.8%	34.6%	37.5%
Certain totals do not add due to rounding

Operating expenses:
GAAP operating expenses		$18,568	$23,513	$89,533	$99,125
Non-GAAP adjustments:
Stock-based compensation	(A)	(264)	(2,921)	(8,545)	(12,348)
Amortization of internally-developed software	(B)	(311)	(216)	(943)	(1,367)
Amortization of purchased intangible assets	(C)	—	(131)	(30)	(525)
Restructuring and other related costs	(D)	—	(1,049)	(209)	(7,308)
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	(316)	—	(1,529)	—
Litigation reserve	(K)	—	—	(2,250)	—
Non-GAAP operating expenses		$17,677	$19,196	$76,027	$77,577

Net income (loss)
GAAP net income (loss)		$2,279	$74	$(24,885)	$(29,846)
Non-GAAP adjustments:
Stock-based compensation	(A)	568	3,287	9,601	13,683
Amortization of internally-developed software	(B)	1,073	3,149	8,629	13,298
Amortization of purchased intangible assets	(C)	—	378	85	1,512
Restructuring and other related costs	(D)	—	1,049	209	7,308
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	316	—	1,529	—
Impairment loss on investment securities	(F)	—	—	1,958	—
Gain on sale of cost basis equity investment	(G)	—	—	—	(2,100)
Litigation reserve	(K)	—	—	2,250	—
Non-cash interest expense	(H)	14	2,441	5,868	9,392
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	(1,013)	(5,276)	(1,059)	(6,286)
Non-GAAP net income		$3,237	$5,102	$4,185	$6,961

Diluted net income (loss) per share
GAAP net income (loss) per share		$0.02	$0.00	$(0.27)	$(0.33)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.04	0.10	0.15
Amortization of internally-developed software	(B)	0.01	0.03	0.09	0.15
Amortization of purchased intangible assets	(C)	0.00	0.00	0.00	0.02
Restructuring and other related costs	(D)	0.00	0.01	0.00	0.08
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	0.00	0.00	0.02	0.00
Impairment loss on investment securities	(F)	0.00	0.00	0.02	0.00
Gain on sale of cost basis equity investment	(G)	0.00	0.00	0.00	(0.02)
Litigation reserve	(K)	0.00	0.00	0.02	0.00
Non-cash interest expense	(H)	0.00	0.03	0.06	0.11
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	(0.01)	(0.06)	(0.01)	(0.07)
Non-GAAP diluted net income per share		$0.03	$0.06	$0.05	$0.08
Certain totals do not add due to rounding
Shares used in calculating diluted net income per share on a non-GAAP basis	(J)	92,721	90,205	91,636	89,234

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as amortization of costs associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of purchased intangibles is a static expense and not typically affected by operations during any particular period.
(D) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of stock-based compensation related to the accelerated vesting of certain equity awards, employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe this non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(F) Impairment loss on investment securities. We liquidated our investment securities during the first half of 2018 to have sufficient cash on hand to repay our $150.0 million convertible notes due August 1, 2018. Based on our decision to sell these investment securities, we determined an other-than-temporary impairment occurred as of March 31, 2018 and recorded an impairment loss, which represented the difference between the investment securities' amortized cost basis and fair value. This charge is not related to or indicative of ongoing operating performance.
(G) Gain on sale of cost basis equity investment. In 2013, we made an equity investment in a private company for $4.5 million, which represented less than 5% of the outstanding equity of the company. Based on unfavorable growth trends and declining financial performance of this private company, we determined that the investment was fully impaired and recorded a $2.3 million and $2.2 million impairment charge in the third and fourth quarters of 2016, respectively. During the year ended December 31, 2017, we sold the investment for $2.1 million in cash and recorded the proceeds as a gain. This gain is not related to or indicative of our ongoing core operating performance.
(H) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs and debt premiums or discounts. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G, H and K noted above on our non-GAAP net income; and (ii) the income tax rate to a normalized effective tax rate of 26.5% for the three months and year ended December 31, 2018 and 40.0% for the three months and year ended December 31, 2017, respectively.
(J) Shares used in calculating diluted net income per share on a non-GAAP basis. Due to year to date GAAP net losses, the share count for basic and diluted earnings per share is the same.
(K) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. As of December 31, 2018, the Company has accrued a $3.8 million reserve relating to our potential liability for currently pending disputes. These reserves are one-time in nature charges that are not indicative of our core operating performance.

ServiceSource International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$2,279	$74	$(24,885)	$(29,846)
Provision for income tax expense (benefit)	156	(1,874)	450	(1,647)
Interest and other (income) expense, net	(89)	2,331	6,591	9,886
Depreciation and amortization	3,097	5,469	16,495	22,588
EBITDA	5,443	6,000	(1,349)	981
Stock-based compensation	568	3,287	9,601	13,683
Amortization of contract acquisition asset costs - ASC 606 initial adoption	316	—	1,529	—
Gain on sale of cost basis equity investment	—	—	—	(2,100)
Impairment loss on investment securities	—	—	1,958	—
Restructuring and other related costs	—	1,049	209	7,308
Litigation reserve	—	—	2,250	—
Adjusted EBITDA	$6,327	$10,336	$14,198	$19,872
Our total depreciation and amortization expense was comprised of the following (in thousands):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Purchased intangible asset amortization	$—	$378	$85	$1,512
Internally developed software amortization	1,073	3,149	8,629	13,298
Property and equipment depreciation	2,024	1,942	7,781	7,778
Total depreciation and amortization	$3,097	$5,469	$16,495	$22,588

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
clyne@servicesource.com